EXHIBIT 3

                           SUPPLEMENTAL AUTHORIZATION

     The undersigned, __________________, authorizes Carl E. Berg or Michael L. Knapp, as officers of Berg & Berg Enterprises, Inc. to file a Schedule 13D and any amendments thereto on his or her behalf.


                                        ________________________________________
                                        (Name)

                                        ________________________________________
                                        (Signature)

                                        Date: __________________________, 199___